UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

Fathom Digital Manufacturing Corp

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39994	98-1571400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Walnut Ridge Drive
Hartland, Wisconsin		53029
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (262) 367-8254

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FATH	New York Stock Exchange
Warrants to purchase Class A common stock	FATH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends Items 2.01and 9.01 of the Current Report on Form 8-K filed by Fathom Digital Manufacturing Corporation (“Fathom”) on December 30, 2021 (the “Original Report”), in which Fathom reported, among other events, the completion of the Business Combination. Capitalized terms used but not defined herein have the meanings given in the Original Report.

In addition to the other Transactions and in accordance the Business Combination Agreement, Fathom issued an aggregate of 822,606 shares of its Class A common stock (the “Restricted Shares”) at the Closing to replace the Vested Phantom Unit Awards held by individuals who were employed by or performing services for Fathom OpCo (or its subsidiaries or affiliates), which previous awards were cancelled as of the Closing. The Restricted Shares were issued subject to a six-month lock-up period from the date of Closing and vesting provisions relating to the filing by Fathom with the SEC of a Registration Statement on Form S-8. The Original Report disclosed the issuance of the Restricted Shares and the related six-month lock-up, but did not reflect the foregoing vesting provisions. This Amendment amends the Original Report as indicated to reflect the vesting provisions applicable to the Restricted Shares.

Except as described in the immediately preceding paragraph, this Amendment does not amend any other Item of the Original Report or purport to provide an update or a discussion of any developments at Fathom subsequent to the filing date of the Original Report.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above at the beginning of this Amendment is incorporated into this Item 2.01 by reference.

The Restricted Shares were issued subject to vesting provisions relating to the filing by Fathom with the SEC of a Registration Statement on Form S-8, as set forth in Section 3.04 of the Business Combination Agreement, in addition to being subject to a six-month lock-up period from the date of the Closing of the Business Combination.

Security Ownership of Certain Beneficial Owners and Management

The beneficial ownership of shares presented in the Original Report excludes (i) the Earnout Shares and the Sponsor Earnout Shares, (ii) other than the Restricted Shares, shares underlying unvested awards granted under the 2021 Omnibus Plan and (iii) shares issuable upon the exercise of outstanding warrants.

Item 9.01. Financial Statements and Exhibits.

(b) Proforma financial information.

Certain pro forma financial information of Fathom is attached as Exhibit 99.1 to this Amendment and is incorporated herein by reference. The information included in the attached Exhibit 99.1 is identical to information contained in Exhibit 99.1 filed with the Original Report, except that the table at the top of page 16 of the attached Exhibit 99.1 has been revised to reflect that the Restricted Shares are subject to vesting requirements relating to the filing of a registration statement on Form S-8. Exhibit 99.1 attached to this Amendment replaces and supersedes Exhibit 99.1 attached to the Original Report.

(d) Exhibits.

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Combined Financial Statements of Fathom Digital Manufacturing Corporation for the year ended December 31, 2020 and as of and for the nine months ended September 30, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FATHOM DIGITAL MANUFACTURING CORPORATION

Date:	April 8, 2022	By:	/s/Mark Frost
Mark Frost Chief Financial Officer